Exhibit 10.38

EXECUTION VERSION

AMENDMENT NO. 3 TO LEASE

THIS AMENDMENT NO. 3 TO LEASE (“Amendment No. 3”) is made as of the 28th day of March, 2018 (“Effective Date”), by and between SQUARE 54 OFFICE OWNER LLC, a Delaware limited liability company (“Landlord”), and VANDA PHARMACEUTICALS INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, by Lease dated as of July 25, 2011 (the “Initial Lease”), as amended by that Amendment No. 1 to Lease dated as of March 18, 2014 (“Amendment No. 1”), and that Amendment No. 2 to Lease dated as of June 20, 2016 (“Amendment No. 2”) (the Initial Lease, Amendment No. 1 and Amendment No. 2 collectively, the “Lease”), Landlord is leasing to Tenant thirty thousand two hundred sixty (30,260) square feet of rentable area (the “Initial Premises”), comprised of (i) twenty-one thousand four hundred (21,400) square feet of rentable area located on the third (3rd) floor (“3rd Floor East Premises”) and (ii) eight thousand eight hundred sixty (8,860) square feet of rentable area located on the second (2nd) floor (“2nd Floor East Premises”) of the East Tower of the building located at 2200 Pennsylvania Avenue, N.W., Washington, D.C. (the “Building”); and

WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant certain additional office space located on the second (2nd) floor of the East Tower, following the vacation thereby by the tenant occupying such space as of the Effective Date, for a period to expire one (1) year and ten (10) months following the September 30, 2026 scheduled expiration of the Lease Term; and

WHEREAS, Landlord and Tenant desire to so amend the Lease to expand the Premises and extend the Lease Term solely with respect to such expansion space, and to modify certain other terms of the Lease in accordance with and subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as provided for such terms in the Lease.

2. Premises.

(a) Notwithstanding anything to the contrary contained in the Lease, subject to satisfaction of the Contingency (as defined below), Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord three thousand two hundred seventy-four (3,274) square feet of rentable area located on the second (2nd) floor of the East Tower (currently known as Suite 200E), as shown more particularly on Attachment A hereto (“Amendment No. 3 Expansion Space”). The rentable area of the Amendment No. 3 Expansion Space has been calculated in accordance with BOMA (as defined in the Initial Lease). The Lease Term with respect to the Amendment No. 3 Expansion Space shall commence on the Expansion Delivery Date (as defined below), shall continue through the Expansion Commencement Date (as defined below), shall be coterminous with the Lease Term for the Initial Premises, and shall be extended for the Amendment No. 3 Renewal Term (as defined below) (which Amendment No. 3 Renewal Term shall be applicable solely with respect to the Amendment No. 3 Expansion Space). From and after the Expansion Delivery Date, the Amendment No. 3 Expansion Space shall be subject to, and have the benefits of, all of the terms and conditions of the Lease applicable with respect to the Initial Premises for the entire Lease Term with respect to the Initial Premises, and thereafter for the Amendment No. 3 Renewal Term, except as otherwise expressly provided herein.

(b) (i) Landlord shall deliver possession of the Amendment No. 3 Expansion Space to Tenant (“Expansion Delivery Date”), in its as-is condition as of the date of delivery, promptly after the latest to occur of the following: (A) the date on which this Amendment No. 3 has been fully executed and delivered, (B) April 1, 2018, and (C) the later of (I) the date on which a termination agreement with the current occupant of the Amendment No. 3 Expansion Space (“Current Occupant”) has been fully executed and delivered, and (II) the date on which the Current Occupant has vacated and surrendered possession to Landlord of the Amendment No. 3 Expansion Space. The “Expansion Commencement Date” shall be the date that is ninety (90) days after the Expansion Delivery Date.

(ii) In the event that (A) the conditions in clauses (A) and (B) of Paragraph 2(b)(i) above have been satisfied, and (B) Landlord fails to deliver possession of the Amendment No. 3 Expansion Space to Tenant within seventy-two (72) hours after the occurrence of the conditions in clause (C) of Paragraph 2(b)(i) above, then this Amendment No. 3 shall not be rendered void or voidable as a result of such delay and Landlord shall not have any liability to Tenant on account of such delay, except that, as Tenant’s sole and exclusive remedy resulting from such delay, the Expansion Commencement Date shall be extended by one (1) day for each day of delay following such seventy-two (72)-hour period until the occurrence of the Expansion Delivery Date.

(iii) Notwithstanding anything to the contrary contained in the Lease (as amended hereby), a condition precedent to the operation and effect of this Amendment No. 3 (the “Contingency”) shall be the full execution and delivery of a termination agreement for the early termination, effective on or before March 31, 2018, of the lease of the Current Occupant, on terms and conditions satisfactory to Landlord and such Current Occupant in each such party’s sole discretion. In the event the Contingency has not been satisfied by March 31, 2018 (the “Contingency Satisfaction Deadline”), Landlord shall inform Tenant thereof within five (5) business days after the Contingency Satisfaction Deadline, Landlord shall not have any liability in connection therewith (except as otherwise expressly provided below in this Paragraph 2(b)(iii)), this Amendment No. 3 shall be void and without force or effect, the Lease shall remain in full force and effect without any reference to this Amendment No. 3, and Landlord shall promptly return to Tenant any advanced rent and supplemental security deposit received by Landlord in connection with this Amendment No. 3. In the event that Landlord fails to enter into a termination agreement with the Current Occupant for the Amendment No. 3 Expansion Space (and expressly not in any other event, including without limitation, any inability or unwillingness of the Current Occupant to execute an early termination agreement for, or to timely vacate, the Amendment No. 3 Expansion Space, or any failure of Landlord and Current Occupant to agree, in each such party’s sole discretion, on the terms and conditions of any such early termination agreement), Landlord shall reimburse Tenant for all commercially reasonable third-party, out-of-pocket design, engineering, consulting and other costs (provided all such costs are the type of costs to which the Amendment No. 3 Allowance is permitted to be applied pursuant to Paragraph 6(c) below) incurred by Tenant for the Amendment No. 3 Expansion Space prior to the date on which Landlord provides Tenant with written notice that Landlord has so terminated negotiations (“Approved Costs”), within thirty (30) days after Landlord’s receipt of invoices reasonably evidencing the amount of such Approved Costs. In any such event, the applicable provisions of this Amendment No. 3 shall remain in full force and effect solely with respect to any obligation of Landlord pursuant to this Paragraph 2(b)(iii) to pay to Tenant any advanced rent, supplemental security deposit and/or Approved Costs.

(iv) In the event the Current Occupant holds over in the Amendment No. 3 Expansion Space beyond the termination date contained in any early termination agreement entered into by Landlord and such Current Occupant, Landlord shall not have any liability whatsoever on account of any resulting delay in the Expansion Delivery Date. In any such event, Landlord agrees to use commercially reasonable efforts to obtain possession of such Amendment No. 3 Expansion Space as soon as reasonably possible (including instituting eviction proceedings and pursuing the same with commercially reasonable diligence).

(c) During the period commencing on the Expansion Delivery Date for the Amendment No. 3 Expansion Space and ending on (and including) the last day of the Lease Term with respect to the Initial Premises, the term “Premises” as used in the Lease and this Amendment No. 3 shall be deemed to mean a total of thirty-three thousand five hundred thirty-four (33,534) square feet of rentable area, comprised of (i) twenty-one thousand four hundred (21,400) square feet of rentable area located on, and comprising the entire rentable area of, the third (3rd) floor of the East Tower and (ii) twelve thousand one hundred thirty-four (12,134) square feet of rentable area located on the second (2nd) floor of the East Tower, and from and after the first day of the Amendment No. 3 Renewal Term, the term “Premises” as used in the Lease and this Amendment No. 3 shall be deemed to mean a total of three thousand two hundred seventy-four (3,274) square feet of rentable area located on the second (2nd) floor of the East Tower (i.e., solely the Amendment No. 3 Expansion Space). Promptly after the Expansion Delivery Date has occurred, Landlord and Tenant shall execute a written declaration setting forth the Expansion Delivery Date, the Expansion Commencement Date, and the other information set forth therein, in a form substantially similar to the form of declaration attached to the Original Lease as Exhibit D; provided, however, that any failure of the parties to execute such declaration shall not affect the validity of the Expansion Delivery Date or the Expansion Commencement Date as determined in accordance with this Paragraph.

(d) Solely with respect to the Amendment No. 3 Expansion Space, the term “Lease Year” shall mean a period of twelve (12) consecutive calendar months, commencing on the Expansion Commencement Date and each successive twelve (12) month period thereafter, except that if the Expansion Commencement Date shall occur on a date other than the first day of a month, then the first Lease Year for the Amendment No. 3 Expansion Space shall also include the period from the Expansion Commencement Date to the first day of the following month.

3. Lease Term.

(a) Notwithstanding anything to the contrary contained in the Lease, the Lease Term solely with respect to the Amendment No. 3 Expansion Space hereby is extended for the period (“Amendment No. 3 Renewal Term”) commencing on October 1, 2026 (the “Amendment No. 3 Renewal Commencement Date”) and expiring on July 31, 2028 (the “Amendment No. 3 Renewal Expiration Date”), unless extended or earlier terminated pursuant to the terms of the Lease (as amended hereby). Tenant acknowledges that the Lease (as amended hereby) contains no right or option whatsoever for Tenant to renew or extend the Lease Term with respect to the Amendment No. 3 Expansion Space beyond the Amendment No. 3 Renewal Expiration Date, except as otherwise set forth in Rider No. 1 to the Original Lease (as modified by Paragraph 7 below), or to terminate the Lease Term with respect to the Amendment No. 3 Expansion Space prior to the Amendment No. 3 Renewal Expiration Date.

(b) (i) It is hereby acknowledged and agreed that the Lease Term with respect to the Initial Premises is scheduled to expire on September 30, 2026, notwithstanding the extension of the Lease Term solely with respect to the Amendment No. 3 Expansion Space for the Amendment No. 3 Renewal Term. Notwithstanding the foregoing, Landlord and Tenant shall negotiate in good faith the terms of an amendment to the Lease providing for the renewal of the Lease Term with respect to the Initial Premises for a period that is coterminous with the Amendment No. 3 Expansion Space, to expire on the Amendment No. 3 Renewal Expiration Date, on terms and conditions satisfactory to Landlord and Tenant in each such party’s sole discretion (the “Amendment No 4”).

(ii) In the event Amendment No. 4 is not fully executed and delivered on or before March 31, 2018, which date, provided Landlord and Tenant are then negotiating in good faith the terms of Amendment No. 4, may be extended by Tenant for a period of time not to exceed thirty (30) days by written notice delivered to Landlord not later than March 31, 2018 (the “Amendment No. 4 Deadline”), then (A) Tenant shall pay to Landlord, on or before the Amendment No. 4 Deadline, a non-refundable amount equal to Two Hundred Sixty Thousand Dollars ($260,000.00), (B) the Lease Term with respect to the Initial Premises shall expire on September 30, 2026 (unless extended or earlier terminated pursuant to the terms of the Lease (as amended hereby), and (C) on or before the date on which the Lease Term expires or is earlier terminated with respect to the Initial Premises, Tenant shall vacate and surrender the Initial Premises in accordance with the applicable provisions of the Lease (as amended hereby) as though such date was the scheduled expiration date for the Lease Term with respect to the entire Premises.

4. Base Rent.

(a) Commencing on the Expansion Commencement Date and continuing thereafter during the Lease Term (as extended hereby with respect to the Amendment No. 3 Expansion Space through the Amendment No. 3 Renewal Expiration Date), Tenant shall pay to Landlord as annual base rent for the Amendment No. 3 Expansion Space, net of all Operating Expenses, without set off, deduction or demand and in accordance with the terms and conditions of Article III of the Initial Lease, an amount equal to the product of Forty-Seven and 00/100 Dollars ($47.00), multiplied by the total number of square feet of rentable area in the Amendment No. 3 Expansion Space, which amount shall be increased as provided in Paragraph 4(c) below. Concurrently with Tenant’s execution and delivery of this Amendment No. 3, Tenant shall pay to Landlord advanced rent in an amount equal to Twelve Thousand Eight Hundred Twenty-Three and 17/100 Dollars ($12,823.17), which sum shall be credited by Landlord toward the monthly installment of annual base rent due on the first (1st) day of the first calendar month falling after the month in which the Expansion Commencement Date occurs (subject to any abatement to which Tenant is entitled pursuant to Paragraph 4(b) below). In addition, if the Expansion Commencement Date is a date other than on the first day of a month, rent from such date until the first day of the following month shall be prorated on a per diem basis at the base rate payable during the first month, and such prorated rent shall be payable in advance on the day immediately following the last day of the Amendment No. 3 Abatement Period (as defined below).

(b) Notwithstanding anything to the contrary contained in this Paragraph 4 and provided no Event of Default by Tenant has occurred, Landlord hereby agrees to grant Tenant an abatement of the annual base rent payable hereunder (and the Operating Expenses payable pursuant to Paragraph 5 below) for a period of nine (9) full calendar months from the Expansion Commencement Date (the “Amendment No. 3 Abatement Period”). Thereafter, Tenant shall pay the full amount of annual base rent due for the Amendment No. 3 Expansion Space in accordance with the provisions of this Paragraph 4 and Article III of the Initial Lease (and the full amount of Tenant’s proportionate share of Operating Expenses due in accordance with the provisions of Paragraph 5 below and Article IV of the Initial Lease). Notwithstanding anything to the contrary in this Paragraph, the rent escalation, as required by Paragraph 4(c) below, shall be based on the full and unabated amount of rent payable for the first (1st) Lease Year for the Amendment No. 3 Expansion Space as set forth in Paragraph 4(a) above.

(c) Commencing on the first (1st) day of the second (2nd) Lease Year for the Amendment No. 3 Expansion Space and on the first day of each and every Lease Year thereafter during the Lease Term (as extended hereby with respect to the Amendment No. 3 Expansion Space through the Amendment No. 3 Renewal Expiration Date), the annual base rent shall be increased by two and fifty hundredths percent (2.50%) of the amount of annual base rent payable for the Amendment No. 3 Expansion Space for the preceding Lease Year.

(d) Based on the foregoing, the Annual Base Rent and Monthly Base Rent payable for the Amendment No. 3 Expansion Space during the Lease Term (as extended hereby with respect to the Amendment No. 3 Expansion Space through the Amendment No. 3 Renewal Expiration Date) shall be as follows:

Lease Year for Amendment No. 3 Expansion Space	Base Rate/RSF for Amendment No. 3 Expansion Space	Annual Base Rent for Amendment No. 3 Expansion Space*	Monthly Base Rent for Amendment No. 3 Expansion Space
1	$47.00	$153,878.00	$12,823.17
2	$48.18	$157,741.32	$13,145.11
3	$49.38	$161,670.12	$13,472.51
4	$50.61	$165,697.20	$13,808.10
5	$51.88	$169,855.08	$14,154.59
6	$53.18	$174,111.36	$14,509.28
7	$54.51	$178,465.80	$14,872.15
8	$55.87	$182,918.40	$15,243.20
9	$57.27	$187,502.04	$15,625.17
10	$58.70	$192,183.84	$16,015.32
11	$60.17	$196,996.56	$16,416.38

*	based on 12 full calendar months

5. Operating Expenses. Commencing on the Expansion Commencement Date and continuing thereafter during the Lease Term (as extended hereby with respect to the Amendment No. 3 Expansion Space through the Amendment No. 3 Renewal Expiration Date), Tenant shall pay to Landlord Tenant’s proportionate share, with respect to the Amendment No. 3 Expansion Space, of the Operating Expenses incurred by Landlord in connection with the management, operation and ownership of the Building, pursuant to the terms set forth in Article IV of the Initial Lease. Notwithstanding the foregoing, Tenant hereby is granted an abatement of the foregoing requirement to pay Operating Expenses with respect to the Amendment No. 3 Expansion Space for the Amendment No. 3 Abatement Period, subject to the terms of Paragraph 4(b) above.

6. Condition.

(a) Tenant hereby accepts the Amendment No. 3 Expansion Space in its “as is” condition as of the Expansion Delivery Date. Landlord is under no obligation to make any alterations or improvements in or to any part of the Amendment No. 3 Expansion Space in connection with Tenant’s leasing thereof or, other than the Test Fit Allowance (as defined below) and the Amendment No. 3 Allowance (as defined below), to pay any allowance with respect to Alterations to be made by Tenant therein.

(b) Tenant shall contract with an architect and an engineer each selected by Tenant and reasonably approved by Landlord to perform any Alterations desired by Tenant and approved by Landlord in accordance with Article IX of the Initial Lease for the Amendment No. 3 Expansion Space. Provided no Event of Default has occurred, Landlord shall provide a test fit allowance (“Test Fit Allowance”) in an amount equal to the product of (i) Twelve Cents ($0.12), multiplied by (ii) the number of square feet of rentable area in the Amendment No. 3 Expansion Space (i.e., $392.88 based on 3,274 RSF in the Amendment No. 3 Expansion Space) to be applied toward the costs incurred by Tenant for space planning for the Amendment No. 3 Expansion Space. Landlord shall pay the Test Fit Allowance directly to Tenant’s architect pursuant to a separate agreement between Landlord and Tenant’s architect. Landlord shall provide to Tenant’s architect applicable CADD files that are in Landlord’s possession or control for the Amendment No. 3 Expansion Space and the 2nd floor of the East Tower.

(c) Provided no Event of Default has occurred, Landlord shall grant Tenant an improvement allowance (“Amendment No. 3 Allowance”) in an amount equal to the product of (i) Eighty Dollars ($80.00), multiplied by (ii) the number of square feet of rentable area in the Amendment No. 3 Expansion Space (i.e., $261,920.00 based on 3,274 RSF in the Amendment No. 3 Expansion Space) to be applied toward the costs incurred by Tenant in connection with any Alterations desired by Tenant and approved by Landlord in accordance with Article IX of the Initial Lease for the Amendment No. 3 Expansion Space. At least eighty percent (80%) (on a per rentable square foot basis) of the Amendment No. 3 Allowance shall be applied within the Amendment No. 3 Expansion Space toward “hard construction costs” (which shall include cabling and wiring for purposes hereof), and an amount not to exceed twenty percent (20%) (on a per rentable square foot basis) of the Amendment No. 3 Allowance may be applied toward architectural design fees, engineering fees, telephone/data installation, security systems installed for the Amendment No. 3 Expansion Space, and construction management fees. In no event whatsoever shall the Amendment No. 3 Allowance be applied against any costs incurred in connection with Tenant’s furniture, fixtures, equipment, moving costs or other move-related expenses, or rental abatement. All improvements that are funded by the Amendment No. 3 Allowance shall be the property of Landlord.

(d) The Amendment No. 3 Allowance shall be available to be disbursed in accordance with the terms and conditions hereof commencing after the full execution and delivery of this Amendment No. 3, Landlord’s receipt of the advanced rent and supplemental security deposit for the Amendment No. 3 Expansion Space, and satisfaction of all contingencies for the effectiveness hereof, including without limitation, the Contingency and any required approval of this Amendment No. 3 by GWU. All costs incurred in connection with the Alterations performed by Tenant for the Amendment No. 3 Expansion Space (the “Amendment No. 3 Costs”) in excess of the Amendment No. 3 Allowance shall be borne by Tenant. The following provisions shall apply with respect to disbursement of the Amendment No. 3 Allowance.

(i) In the event that the Amendment No. 3 Costs are equal to or less than the Amendment No. 3 Allowance, then Landlord shall be responsible for paying the Amendment No. 3 Costs from the Amendment No. 3 Allowance, net of previous disbursements therefrom, in accordance with the terms of Paragraph 6(d)(iii) below following receipt of a requisition and all supporting documentation.

(ii) In the event that the Amendment No. 3 Costs are greater than the Amendment No. 3 Allowance, then the Amendment No. 3 Allowance (or such portion thereof as has not previously been disbursed) shall be disbursed in pro rata payments, based on the percentage of the Alterations for the Amendment No. 3 Expansion Space that have been completed (but not in excess of the sums actually being disbursed to Tenant’s contractor). If the cost to construct such Alterations, as adjusted by any increase or decrease in Amendment No. 3 Costs resulting from change orders, will exceed the unapplied (and unreserved) portion of the Amendment No. 3 Allowance (“Unused Amendment No. 3 Allowance”), then Landlord’s pro rata share of the requisition shall be determined by multiplying said requisition by a fraction, the numerator of which is the amount of the Unused Amendment No. 3 Allowance as of the date of such requisition, and the denominator of which is the total cost to complete such Alterations, as adjusted by any increase or decrease in Amendment No. 3 Costs resulting from change orders as of such date.

(iii) Notwithstanding any of the foregoing to the contrary, a condition precedent to Landlord’s obligation to disburse any portion of the Amendment No. 3 Allowance shall be the delivery to Landlord of a requisition from Tenant therefor, to include (A) invoices for the costs to which the Amendment No. 3 Allowance is permitted to be applied, (B) partial lien waivers from all persons or entities that are legally permitted to file mechanics’ or materialmen’s liens against the Building or the Land with respect to all work performed or services or materials provided through the date of each such invoice (subject only to receipt of the requisitioned amount), (C) evidence that all labor and materials for which a requisition is being submitted has been incorporated into the Amendment No. 3 Expansion Space, and (D) such other documentation as may be reasonably requested by Landlord or its lender. Disbursements of the Amendment No. 3 Allowance shall be made, within thirty (30) days following Landlord’s receipt of all of the items to be provided pursuant to clauses (A) through (D) herein (provided that Tenant provides such requisition and all required information by the deadline required for Landlord’s lender’s payment cycle, of which Landlord shall notify Tenant), no more frequently than once per month. Any portion of the Amendment No. 3 Allowance that has not been requisitioned in accordance with the foregoing within twelve (12) months after the Expansion Commencement Date shall be deemed waived and forfeited.

(e) Tenant shall pay to Landlord a coordination and monitoring fee in an amount equal to one percent (1%) of the hard construction costs incurred in connection with the Alterations performed by Tenant for the Amendment No. 3 Expansion Space, which shall be paid from the Amendment No. 3 Allowance throughout the construction process.

7. Renewal. Notwithstanding anything to the contrary contained in the Lease (as amended hereby), Tenant’s right to extend the Lease Term pursuant to Rider No. 1 to the Initial Lease (as modified by Amendment No. 1 and Amendment No. 2) shall remain in full force and effect with respect to the entire Premises (including the Amendment No. 3 Expansion Space), except that Tenant’s exercise of such option in accordance with the applicable terms of the Lease shall be deemed to extend the Lease Term with respect to the Amendment No. 3 Expansion Space for a period that is coterminous with the Renewal Term for the remainder of the Premises (i.e., the five-year Renewal Term shall be scheduled to expire on September 30, 2031 with respect to the entire Premises, notwithstanding that such date reflects a renewal term of less than five years with respect to the Amendment No. 3 Expansion Space).

8. Security Deposit. Notwithstanding anything to the contrary contained in the Lease, Landlord requires a supplemental Security Deposit in connection with the expansion of the Premises to include the Amendment No. 3 Expansion Space. Accordingly, concurrently with Tenant’s execution and delivery of this Amendment No. 3, Tenant shall deliver to Landlord a Letter of Credit in an amount equal to Thirty-five Thousand Dollars ($35,000.00) and otherwise in accordance with the terms and conditions of Article V of the Initial Lease, which amount shall be held by Landlord subject to and in accordance with the terms of Article V of the Initial Lease. It is hereby acknowledged and agreed that the reduction terms of Section 5.1(d)(ii) of the Initial Lease shall apply solely with respect to the Security Deposit provided in connection with the Initial Lease, and the reduction terms of Paragraph 4 of Amendment No. 1 shall apply solely with respect to the Security Deposit provided in connection with Amendment No. 1.

9. Parking. During the period commencing on the Expansion Commencement Date and ending on (and including) the last day of the Lease Term with respect to the Initial Premises, Tenant shall have the right to purchase three (3) additional unreserved parking permits for the Garage (in addition to the unreserved parking permits that Tenant has the right to purchase pursuant to the Lease with respect to the Initial Premises), and from and after the first day of the Amendment No. 3 Renewal Term, Tenant shall have the right to purchase a total of three (3) unreserved parking permits in the aggregate for the Garage, in any event at the then prevailing monthly market rate for non-reserved parking permits in comparable trophy class and class A office buildings in downtown Washington, D.C., and otherwise subject to all of the terms and conditions contained in Article XXIV of the Initial Lease.

10. Signs.

(a) Commencing on the Expansion Commencement Date, Landlord shall list Tenant’s name and the names of Tenant’s professional employees who will work in the Amendment No. 3 Expansion Space as of the Expansion Commencement Date in the Building lobby directory; provided however, that if Tenant requests Landlord to change the names on such lobby directory, then Tenant shall reimburse Landlord for all actual costs incurred by Landlord therefor.

(b) Landlord shall provide, at Landlord’s cost, Building standard suite entry signage at one entrance to the Amendment No. 3 Expansion Space; provided, however, that in lieu thereof, Tenant shall have the right, upon written notice thereof to Landlord, at Tenant’s sole cost and expense, to install and maintain signage identifying Tenant on or near the suite entrance to the portion of the Premises located on the second (2nd) floor of the East Tower, but only in such place, number, size, color and style as are approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed provided that such signage is consistent with signage standards in other Class A office buildings in the Market Area. Any such sign that is approved by Landlord shall, at Landlord’s election, be installed by Tenant at Tenant’s cost and expense and shall be removed by Tenant at Tenant’s sole cost and expense at the end of the Lease Term with respect to the Amendment No. 3 Expansion Space (and Tenant shall repair any damage to the Building or the Premises caused by such removal, reasonable wear and tear excepted).

11. Access Control. Commencing on the Expansion Commencement Date, Landlord, at its cost, shall provide an initial set of access cards to the Building in an amount equal to the number of initial employees of Tenant who work on a full-time basis in the Amendment No. 3 Expansion Space as of the Expansion Commencement Date, based on a ratio of up to but not more than one (1) access card for each five hundred (500) square feet of above grade rentable area in the Amendment No. 3 Expansion Space; provided, however, that any replacement or additional cards requested by Tenant after the Expansion Commencement Date shall be provided by Landlord and Tenant shall reimburse Landlord for Landlord’s cost therefor. Upon Landlord’s receipt of written request therefor from Tenant and all of other tenants leasing space on the second (2nd) floor of the East Tower, Landlord shall program the Building elevators to require access cards for access to the second (2nd) floor of the East Tower.

12. Ratification. Except as otherwise expressly modified by the terms of this Amendment No. 3, the Lease shall remain unchanged and continue in full force and effect. All terms, covenants and conditions of the Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as further amended hereby, constitute valid and binding obligations of Landlord and Tenant enforceable according to the terms thereof.

13. Broker. Landlord recognizes Savills Studley, Inc. (the “Broker”) as the sole broker procuring this Amendment No. 3 and shall pay said Broker a commission pursuant to a separate agreement between said Broker and Landlord. Landlord and Tenant each represent and warrant to the other that, except as provided in the preceding sentence, neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Amendment No. 3. Landlord and Tenant shall indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Landlord or Tenant or with whom Landlord or Tenant has dealt in connection with this Amendment No. 3, other than the Broker.

14. Authority.

(a) Tenant hereby represents and warrants to Landlord that Tenant is a duly organized and existing corporation and is in good standing under the laws of the State of Delaware and the District of Columbia, that all necessary corporate action has been taken to enter into this Amendment No. 3 and that the person signing this Amendment No. 3 on behalf of Tenant has been duly authorized to do so.

(b) Landlord hereby represents and warrants to Tenant that Landlord is a duly organized and existing limited liability company and is in good standing under the laws of the State of Delaware and the District of Columbia, that all necessary company action has been taken to enter into this Amendment No. 3 and that the person signing this Amendment No. 3 on behalf of Landlord has been duly authorized to do so.

15. Landlord and Tenant Representations and Acknowledgements.

(a) To the best of Tenant’s knowledge, Landlord has performed all of its obligations under the Lease. To the best of Tenant’s knowledge, Landlord is not in default under the Lease as of the date hereof, and Tenant is unaware of any condition or circumstance which, but for the passage of time or delivery of notice, or both, would constitute an event of default by Landlord under the Lease. Tenant has no current claims, defenses or set-offs of any kind to the payment or performance of Tenant’s obligations under the Lease. Nothing contained herein shall be deemed to waive any sums due from Tenant to Landlord, or any default or event which, with the passage of time or delivery of notice, or both, would constitute a default by Tenant under the Lease as of the date hereof.

(b) To the best of Landlord’s knowledge, Tenant has performed all of its obligations under the Lease. To the best of Landlord’s knowledge, Tenant is not in default under the Lease as of the date hereof, and Landlord is unaware of any condition or circumstance which, but for the passage of time or delivery of notice, or both, would constitute an event of default by Tenant under the Lease. Landlord has no current claims, defenses or set-offs of any kind to the payment or performance of Landlord’s obligations under the Lease. Nothing contained herein shall be deemed to waive any sums due from Landlord to Tenant, or any default or event which, with the passage of time or delivery of notice, or both, would constitute a default by Landlord under the Lease as of the date hereof.

16. Mutual Negotiation. Landlord and Tenant each hereby covenants and agrees that each and every provision of this Amendment No. 3 has been jointly and mutually negotiated and authorized by both Landlord and Tenant, and in the event of any dispute arising out of any provision of this Amendment No. 3, Landlord and Tenant each does hereby waive any claim of authorship against the other party.

17. General Provisions. Landlord and Tenant agree that the terms and conditions of this Amendment No. 3 shall also be subject to the same provisions regarding confidentiality as are contained within Section 25.20 of the Initial Lease.

18. Binding Effect. This Amendment No. 3 shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto. All of the covenants contained in this Amendment No. 3, including, but not limited to, all covenants of the Lease as modified hereby, shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, and permitted successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 3 to Lease as of the date and year first above written.

LANDLORD:

SQUARE 54 OFFICE OWNER LLC, a Delaware limited liability company

By:	BP/DC PROPERTIES, INC.,
a Maryland corporation, its sole member and manager

	By:	/s/ Jonathan L. Kaylor
		Name:	Jonathan L. Kaylor
		Title:	Senior Vice President

TENANT:

VANDA PHARMACEUTICALS INC., a Delaware corporation

By:	/s/ Mihael H. Polymeropoulos
	Name:	Mihael H. Polymeropoulos
	Title:	CEO

ATTACHMENT A

DIAGRAM OF AMENDMENT NO. 3 EXPANSION SPACE